SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K/A

                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) .......... September 6, 2000




                                    TSET, Inc.
         (Exact name of registrant as specified in its charter)

            Nevada                 000-30191            87-0440410
(State or other jurisdiction of   (Commission      (I.R.S. employer
incorporation or organization)     file number)   identification number)

333 South State Street, PMB 111, Lake Oswego, Oregon        97034
(Address of principal executive offices)                  (Zip Code)

   Registrant's Telephone number, including area code: (503) 598-1900


                (former, name, address and former fiscal year, if changed
                           since last report)

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Item 4.     Changes in Registrant's Certifying Accountant

           On or about September 6, 2000 the Registrant's Board of Director's approved the dismissal of the then current independent audit firm and the engagement of Grant Thornton LLP to serve as the Company's independent public accountants and to be the principal accountants to conduct the audit of the Company's financial statements for the fiscal year ending June 30, 2000. Grant Thornton replaces the firm of Randy Simpson C.P.A., P.C., who had been engaged to audit the Company's financial statements for the fiscal years ended June 30, 1999 and 1998.

Management of the Company knows of no disagreements with the former accountants during the two most recent fiscal years and any subsequent interim period preceding the date of dismissal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope.

The accountants report on the financial statements of either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope or accounting principles.


Item 7(c) Exhibits.

     The following exhibit is filed as part of this report in accordance with the provision of Item 601 of Regulation S-B:

Exhibit        Name of Exhibit

16        Letter of Change in certifying accountant

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                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 22, 2001                       TSET Inc.

                              By: /s/   Richard A. Papworth
                                        Richard A. Papworth
                                        (Chief Financial Officer)

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